EXHIBIT 10.9


                                                                  DAMD17-94-0773

                A COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                     BETWEEN

                            JENNER TECHNOLOGIES, INC.
                            TIBURON, CALIFORNIA 94920
                                   ("JENNER:)

                                       AND

                     WALTER REED ARMY INSTITUTE OF RESEARCH
                            WASHINGTON, DC 20307-5100
                                    ("WRAIR")


         A. WHEREAS the Federal Technology Transfer Act of 1986, 15 USC 3710a, provides each Federal agency with the authority to permit the Directors of Government-operated Federal Laboratories to enter into cooperative research and development agreements (CRDAs) with Federal non-Federal entities, including private firms and organizations. This authority allows Federal laboratories to accept, retain, and use funds, personnel, services, and property from collaborating parties and to provide personnel, services, and property to collaborating parties. This authority also includes the disposition of patent rights in any inventions which may result from such collaboration, or by delegation of the Assistant Secretary of the Army for Research, Development and Acquisition, other patent rights which are owned by the Government.

         B. WHEREAS WRAIR and JENNER desire to collaborate in research and development on formulation of liposome-encapsulated vaccines.

         C. WHEREAS Title 41 Code of Federal Regulations 304 governs the acceptance of payment from non-federal sources for travel expenses and is the authority for receipt of in-kind travel expenses contemplated under this Agreement.

         NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.        DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings and such meanings should be equally applicable to both the singular and the plural forms of the terms defined:

         1.1  "Agreement"  means  this  Cooperative   Research  and  Development
Agreement.

         1.2 "Invention" means any invention or discovery which is or may be patentable or otherwise protected under Title 35 of the United States Code.



                                       -1-





         1.3 "Made" in relation to any Invention means the conception or first actual reduction to practice of such Invention.

         1.4 "Proprietary Information" means JENNER information marked with a proprietary legend or orally disclosed by JENNER which embodies proprietary technical information or trade secrets which is confidential business or financial information provided that such information:

                    (i) is not generally known or available from other sources without obligations concerning their confidentiality;

                    (ii) has not been made available by the owners to others without obligation concerning its confidentiality; and

                    (iii) is not already available to the Government without obligation concerning its confidentiality.

         1.5 "Subject Data" means all recorded information, including without limitation, protocols, procedures, data and results, in any form, first produced in the performance of this Agreement.

         1.6 "Subject Invention" means any invention Made in the performance of work under this Agreement.

Article 2.        Sponsored Research

         2.1 Scope of Work. Sponsored research performed under this Agreement shall be performed in accordance with the Statement of Work (SOW), incorporated as a part of this Agreement at Appendix A. WRAIR agrees to provide WRAIR resources, facilities and equipment required for the performance of the SOW.

         2.2 Review of Work. Quarterly conferences shall be held between WRAIR and JENNER personnel for the purpose of reviewing the progress of the work under this Agreement. It is understood that the nature of this sponsored research is such that completion within the period of performance specified, or within the limits of financial support allocated, cannot be guaranteed. Accordingly, it is agreed that all sponsored research will be performed by WRAIR on a best efforts basis.

         2.3 Principal Investigator(s). Any work required by WRAIR under the SOW will be performed under the direction of [*], who as co-principal investigator has responsibility for the scientific and technical conduct of this project on behalf of WRAIR. Any work required by JENNER under the SOW will be performed under the direction of [*], who as co-principal investigator has responsibility for the scientific and technical conduct of this project on behalf of JENNER.



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         2.4 [*] agrees to [*] and be [*] to the  performance of work under this
Agreement. The parties will mutually agree upon the [*] pursuant to this section. [*] will be solely [*] and, in performing the work under this Agreement, [*] but only those entitlements and benefits provided pursuant to an employment contract between [*] will be a [*] who will be assigned [*]. It is understood by [*] that this is a commitment of [*] and that such employee is required for the performance of the work. [*] agrees to assign [*] to the [*] and to provide the [*] access to those [*] and resources necessary for the accomplishment of the SOW, consistent with the [*] internal management policies. [*] agrees to continue the [*], even if this Agreement is terminated earlier.

         2.5 Scope Change. If at any time either co-principal investigator determines that the research data dictates a substantial change in the direction of the work, the parties shall make a good faith effort to agree on any necessary change(s) to the SOW.

         2.6 Final Report. The parties shall prepare a final written report detailing the Subject Data and the results and achievements of this research collaboration, including, without limitation, any Subject Inventions, within three months after completing the SOW.

Article 3.        Financial Obligation

         3.1 Performance Condition. The performance of research by WRAIR under this Agreement is conditioned on the advance payment by JENNER of WRAIR's partial cost for the performance of the research as provided in Section 3.2. WRAIR shall not be obligated to perform any of the research specified herein or to take any other action required by this Agreement if the agreed to funds are not deposited as required by this Article.

         3.2 Deposit Account. JENNER shall pay a total of [*] to WRAIR upon the execution of this Agreement for the performance of the research specified by
Article 2. Such funds shall be deposited in Department of the Army Special Collaborative Agreement Account No. ______.

         3.3 Accounting Records. WRAIR shall maintain separate and distinct current accounts, records, and other evidence supporting all its expenditures under this Agreement. WRAIR shall provide JENNER a semiannual report accounting for the use of JENNER's funds and a final fiscal report within six months after completing the SOW or ending its research and development activities under this Agreement. The accounts and records of WRAIR which are relevant to the conduct of this project shall be available for reasonable inspection and copying by JENNER or its authorized representative at least once per year.

Article 4.        Title to Physical Property

         4.1 Physical Property. All materials or equipment developed or acquired under this Agreement by the parties shall be the property of the party which developed or acquired the property.



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ARTICLE 5.        PATENT RIGHTS

         5.1 Reporting. Each party shall promptly notify each other of all Subject Inventions reported to either party by its employees and provide a detailed written description of each Subject Invention within 30 days of when any Subject Invention is Made. All Subject Inventions Made during the performance of this Agreement shall be listed in the Final Report required by this Agreement.

         5.2 JENNER Subject Inventions. WRAIR, on behalf of the U.S. Government, waives any ownership rights the U.S. Government may have in Subject Inventions Made by JENNER employees and agrees that JENNER shall retain ownership of and title to any Subject Inventions made solely by JENNER employees. JENNER shall file patent applications on JENNER's Subject Inventions at its own expense. JENNER agrees to grant the U.S. Government a nonexclusive, irrevocable, paid-up license under its interest in any patents covering a JENNER Subject Invention, to practice or have practiced, such patents throughout the world by, or on behalf of the U.S. Government. Such nonexclusive license shall be evidenced by a confirmatory license agreement prepared by JENNER in a form satisfactory to WRAIR.

         5.3 WRAIR Subject Inventions. WRAIR, on behalf of the U.S. Government, shall retain ownership of and title to, and file patents on, each Subject Invention Made solely by WRAIR employees. WRAIR agrees to grant Jenner an exclusive license to such Subject Inventions, pursuant to Section 5.7 herein.

         5.4 Joint Subject Inventions. In the event that Subject Inventions are made jointly by WRAIR and JENNER employees, each party shall have an undivided interest in such Subject Inventions. WRAIR shall have the initial option to file patents on each Subject Invention Made jointly by JENNER and WRAIR employees. WRAIR agrees to license to Jenner its entire right, title and interest in each such joint Subject Invention, pursuant to Section 5.7 herein. JENNER agrees to grant the U.S. Government a nonexclusive, irrevocable, paid-up license under its interest in any patents covering a joint Subject Invention, to practice or have practiced, such patents throughout the world by, or on behalf of the U.S. Government. Such nonexclusive license shall be evidenced by a confirmatory license agreement prepared by JENNER in a form satisfactory to WRAIR.

         5.5 Filing of Patent Applications. The party having the right to retain title and/or file patent applications on a specific Subject Invention may elect not to file patent applications, provided it so advises the other party within 90 days from the date it reports the Subject Invention to the other party. Thereafter, the other party may elect to file patent applications on the Subject Invention at its own expense.

         5.6 Patent Expenses. The expenses attendant to the filing of patent applications shall be [*] shall provide [*] documents retained in the official patent application files by the applicable patent office. The parties [*] patent applications resulting from this Agreement.

         5.7      Exclusive License.

                  5.7.1 Grant. WRAIR, on behalf of the U.S. Government, hereby agrees to grant to JENNER an exclusive irrevocable license, with right to grant and authorize sublicenses, to each U.S. and foreign patent application, and any division, substitution, continuation, continuations-in-part of such applications, and any patents issued thereon, and any renewal, extension, re-issue, or re-examination thereof, covering a Subject Invention, which is owned in whole or part by WRAIR on behalf of the U.S. Government, to develop, make, have made, use, sell, and have sold products and processes covered by such patents and patent applications, subject to the reservation of a nonexclusive, irrevocable, paid-up license to practice and have practiced the Subject Invention(s) on behalf of the U.S. Government.

                  5.7.2 Exclusive License Terms. JENNER shall elect or decline to exercise its right to acquire an exclusive license to any Subject Invention within [*] of being informed by WRAIR of the Subject Invention. The terms of the license provided for in Section 5.7.1 shall be negotiated promptly in good faith and in conformance with the laws of the United States but shall include at least the following terms: (i) a royalty rate of [*] within the scope of a valid claim of an issued patent claiming a Subject Invention jointly owned by WRAIR and JENNER; (ii) a royalty rate of [*] within the scope of a valid claim of an issued patent claiming a Subject Invention owned solely by WRAIR. In addition, such license shall provide for the payment of milestone payments by JENNER to WRAIR, on a product-by-product basis, of: (i) [*], and (ii) [*]; provided, however, no milestone payments shall be required with respect to [*]. Such license shall terminate, on a country-by country basis, upon the expiration of any patents licensed to Jenner pursuant to this Section 5.7, unless terminated earlier pursuant to the terms of such Agreement.

ARTICLE 6.        DATA AND PUBLICATION

         6.1 Rights. Subject Data shall be jointly owned by the parties and may be used by either party, subject to this Article 6. Either party shall, upon request, have the right to review and receive copies of all Subject Data which has not been delivered to the other party.

         6.2 Proprietary Information. WRAIR agrees that any Proprietary Information furnished by JENNER to WRAIR under this Agreement, or in contemplation of this Agreement, shall be used, reproduced and disclosed by WRAIR only for the purpose of carrying out this Agreement, and shall not be disclosed by WRAIR to third parties unless prior written consent to the release is obtained from JENNER.

         6.3 Release Restrictions. WRAIR shall have the right to use all Subject Data for any U.S. Governmental purpose, but shall not release Subject Data publicly except: (i) subject to Section 6.4, WRAIR, in reporting results of sponsored research, may publish Subject Data in technical articles and other documents to the extent it determines to be appropriate; and (ii) WRAIR may release such Subject Data where such release is required by law or court order.

         6.4 Publication. WRAIR and JENNER agree to confer prior to the publication of any Subject Data to assure that no Proprietary Information is released and that patent rights are not jeopardized. Prior to submitting an abstract or manuscript for review which contains any Subject Data or results of the research under this Agreement, each party shall have [*] to review each such proposed abstract or manuscript. Nor shall WRAIR make any oral disclosure of Subject Data to third parties without providing JENNER a written description of the topic and contents of any such proposed disclosure at least [*] in advance of any oral disclosure.

         6.5 FDA Documents. If this Agreement involves a product regulated by the U.S. Food and Drug Administration (FDA), then the JENNER or the U.S. Army Medical Research and Development Command, as appropriate, may file Subject Data or any required documentation relating to the SOW with the FDA; provided, however, each party shall request that any such filings be treated confidential to the maximum extent allowed by law. In addition, the parties authorize and consent to allow each other or its contractor or agent access to, or to cross-reference, any documents filed with the FDA related to the product.

ARTICLE 7.        REPRESENTATIONS AND WARRANTIES.

         7.1 Representations and Warranties of WRAIR. WRAIR hereby represents and warrants to JENNER as follows:

                  7.1.1 Organization. WRAIR is a Federal laboratory of the U.S. Army Medical Research and Development Command and is wholly owned by the Government of the United States and whose substantial purpose is the performance of research, development or engineering;

                  7.1.2 Mission. The performance of the activities specified by this Agreement are consistent with the mission of the WRAIR;

                  7.1.3 Authority. All prior reviews and approvals of this Agreement required by regulations or law have been obtained by WRAIR prior to the execution of this Agreement. The WRAIR official executing this Agreement on behalf of WRAIR has the requisite authority to do so. Notwithstanding the delegation of authority to execute this Agreement to the individual designated, the Secretary of the Army has reserved to the Assistant Secretary of the Army (Research, Development and Acquisition) the opportunity provided by 15 USC Sect. 3710a(c)(5)(A), to disapprove or require the modification of this Agreement within 30 days of the date it is presented to him or her by WRAIR;

                  7.1.4  Statutory   Compliance.   WRAIR's  Commander  prior  to
entering into this Agreement has given special consideration to entering into CRDAs with small business firms and consortia involving small business firms.

                  7.1.5 No Conflicting Agreements. WRAIR has not previously entered and during the term of this Agreement will not enter any agreement with any third party granting rights inconsistent with those granted to JENNER herein.

         7.2 Representations and Warranties of JENNER. JENNER hereby represents and warrants to WRAIR as follows:

                  7.2.1 Corporate Organization. JENNER, as of the date hereof, is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

                  7.2.2 Power and Authority. JENNER has the requisite power and authority to enter into this Agreement and to perform according to the terms thereof;

                  7.2.3 Due Authorization. The Board of Directors of JENNER have taken all actions required to be taken by law, JENNER's Charter, Certificate or Articles of Incorporation, its bylaws or otherwise, to authorize the execution and delivery of this Agreement;

                  7.2.4 No Violation. To the best of JENNER's knowledge, the execution and delivery of this Agreement does not contravene any material provision of, or constitute a material default under any material agreement binding on JENNER, or any valid order of any court, or any regulatory agency or other body having authority to which JENNER is subject.

ARTICLE 8.        TERMINATION.

         8.1 Termination by Mutual Consent. JENNER and WRAIR may elect to terminate this Agreement, at any time by mutual consent.

         8.2 Termination by Unilateral Action. Either party may unilaterally terminate this entire Agreement at any time by giving the other party written notice, not less than 30 days prior to the desired termination date.

         8.3 Termination Procedures. In the event this Agreement terminates before the SOW is completed, the parties shall return to the other all property or information, including Proprietary Information, owned solely by the other. Each party shall have the right to retain any joint property in its possession; provided, however, that any party in the sole possession of joint property shall promptly provide the other party with a copy or sample of such joint property on the request of the other party. Upon the receipt of a written termination notice, the parties shall not make any new commitments that relate to this Agreement.

         8.4 Termination Costs. Within 90 days following termination of this Agreement, WRAIR shall submit a statement of all costs incurred prior to the date of termination and for all termination costs. Any unspent funds provided to WRAIR by JENNER shall be used to fund reasonable termination costs and any remainder returned to Jenner. In the event funds are insufficient to cover all of the termination costs, JENNER agrees to promptly meet with WRAIR to negotiate a settlement agreement regarding the payment of any remaining reasonable termination costs.

ARTICLE 9.        DISPUTES.

         9.1 Settlement. Any dispute arising under this Agreement which is not disposed of by agreement of the co-principal investigators shall be submitted jointly to the signatories of this Agree ment. A joint decision of the signatories or their designees shall be the disposition of such dispute. Notwithstanding the above, nothing in this section shall prevent any party from pursuing any and all administrative and/or judicial remedies which may be allowable.

ARTICLE 10.   LIABILITY.

         10.1 Property. Neither party shall be responsible for damages to any property provided to, or acquired by, the other party pursuant to this Agreement.

         10.2 JENNER's Employees. JENNER agrees to indemnify and hold harmless the U.S. Government for any loss, claim, damage or liability of any kind involving an employee of JENNER arising in connection with this Agreement under the provisions of the Federal Tort Claims Act, except to the extent that such loss, claim, damage or liability is due in whole or part to the negligence or wilful misconduct of WRAIR.

         10.3 No Warranty. Except as specifically stated elsewhere in this Agreement, WRAIR makes no express or implied warranty as to any matter whatsoever, including the conditions of the research or any Subject Invention or product, whether tangible or intangible, made, or developed under this Agreement, or the ownership, merchantability, or fitness for a particular purpose of the research or any Subject Invention.

         10.4 Indemnification. JENNER holds the U.S. Government harmless and indemnifies the U.S. Government for all liabilities, demands, damages, expenses and losses arising out of use by JENNER of research and technical developments solely owned by WRAIR developed pursuant to this Agreement, or out of any use, sale or other disposition by JENNER of products made by the use of technical developments solely owned by WRAIR developed pursuant to this Agreement; provided, however, in no case shall JENNER be obligated to indemnify WRAIR or the U.S. Government for any amount in excess of the research funds provided by JENNER to WRAIR pursuant to this Agreement. This provision shall survive termination or expiration of this Agreement.

ARTICLE 11.   MISCELLANEOUS.

         11.1 No Benefits. No member of, or delegate to the United States Congress, or resident commissioner, shall be admitted to any share or part of this Agreement, nor to any benefit that may arise therefrom; but this provision shall not be construed to extend to this Agreement if made with a corporation for its general benefit.

         11.2 Governing Law. This Agreement shall be governed by the laws of the United States Government.

         11.3 Further Assurances. From time to time, either party shall at the request of the other: (i) deliver to the other party such records, data or other documents consistent with the provisions of this Agreement; (ii) execute and deliver or cause to be delivered, all such consents, assignments, licenses, or further instruments of transfer as provided by the Agreement to allow the parties to obtain the benefits provided for herein.

         11.4 Notices. All notices pertaining to or required by this Agreement shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, addressed as follows:

         If to JENNER:          Anthony E. Maida, III
                                Chief Executive Officer
                                JENNER Technologies, Inc.
                                1895 Mountain View Drive
                                Tiburon, California 94920

         If to WRAIR:           Director
                                Walter Reed Army Institute of Research
                                ATTN: Office of Research Management
                                Washington, D.C.  20307-5100

Any party may change such address by notice given to the other party in the manner set forth above.

         11.5 Independent Contractors. The relationship of the parties to this Agreement is that of independent contractors and not as agents of each other or as joint venturers or partners.

         11.6 Use of Name or Endorsements. (i) JENNER shall not use the name of WRAIR or the Department of the Army on any product or service which is directly or indirectly related to either this Agreement or any patent license or assignment agreement which implements this Agreement, without the prior approval of WRAIR. (ii) By entering into this Agreement WRAIR does not directly or indirectly endorse any product or service provided, or to be provided, by JENNER, its successors, assignees, or licensees. JENNER shall not in any way imply that this Agreement is an endorsement of such products or service.

         11.7 The rights specified in the provisions of this Agreement covering "Patent Rights," "Data and Publication," and "Liability" shall survive the termination or expiration of this Agreement.

ARTICLE 12.       DURATION OF AGREEMENT AND EFFECTIVE DATE

         12.1 Expiration of Agreement. This Agreement will automatically expire on December 15, 1994, unless terminated earlier as provided by the terms of this Agreement.

         12.2 Effective Date. This Agreement shall enter into force as of December 15, 1993.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as follows:


For JENNER TECHNOLOGIES, INC.:


         10/20/93                      /s/ ANTHONY E. MAIDA
-------------------------------        ---------------------------------------
Date                                   Anthony E. Maida, III
                                       Chief Executive Officer
                                       JENNER Technologies, Inc.


For the U.S. GOVERNMENT:


         30 September '93              /s/ AUGUST J. SALVADO
-------------------------------        ---------------------------------------
Date                                   August J. Salvado
                                       Colonel, Medical Corps
                                       Director, Walter Reed Army Institute of
                                       Research

Cooperative  Research  and  Development   Agreement  Between  WRAIR  and  JENNER
Technologies, Inc.


                                   APPENDIX A

                                STATEMENT OF WORK

[*]




                                       -1-







                                                                  DAMD17-94-0773

                             NOTICE OF MODIFICATION
                                       of
                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                                     between
                     WALTER REED ARMY INSTITUTE OF RESEARCH
                                       and
                            JENNER TECHNOLOGIES, INC.


         WHEREAS, the Walter Reed Army Institute of Research ("WRAIR"), Washington, DC and Jenner Technologies, Inc. ("JENNER"), 828 Eastbrook Court, Danville, California 94506-1206, entered into a Cooperative Research and Development Agreement ("Agreement") (Department of the Army Control Number
9311-M-C318, U.S. Army Medical Research and Materiel Command Control Number DAMD17-94-0773) on December 15, 1993 for research and development on "Formulation of Liposome-Encapsulated Vaccines," and inasmuch the parties desire to modify the expiration date and the financial reimbursement provisions of the Agreement,

         NOW, THEREFORE, the parties agree as follows:

         1. In Article 12.1 of the Agreement, the expiration date "December 15, 1994" is changed to read "December 15, 1997";

         2. Article 3.2 of the Agreement is changed to read as follows:

                  "3.2 Deposit Account: JENNER shall reimburse WRAIR a total of [*] for the performance of the research specified by Article 2. Such funds shall be deposited in Department of the Army Special Collaborative Agreement Account No. [to be named] as follows:

[*]










         IN WITNESS WHEREOF, the parties have caused these modifications to be executed by their duly authorized representatives as follows:


                                       For JENNER TECHNOLOGIES, INC.:


                                       /s/ ANTHONY E. MAIDA, III
                                       ----------------------------------------
                                       Anthony E. Maida, III
                                       Chief Executive Officer

                                       Date: March 9, 1995
                                             ----------------------------------

                                       For the UNITED STATES GOVERNMENT:


                                       /s/ AUGUST J. SALVADO
                                       ----------------------------------------
                                       August J. Salvado
                                       Colonel, Medical Corps
                                       Director, Walter Reed Army Institute of
                                       Research

                                       Date: 17 March '95
                                             ----------------------------------





                                       -2-